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    As filed with the Securities and Exchange Commission on January 15, 1998
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Prime Hospitality Corp.
             (Exact name of registrant as specified in its charter)

           Delaware                                     22-2640625
   (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification Number)

                                700 Route 46 East
                           Fairfield, New Jersey 07004
                                 (973) 882-1010
                        (Address, including zip code, and
                     telephone number, including area code,
                         of principal executive offices)

                             Prime Hospitality Corp.
                         1995 Employee Stock Option Plan
                          Prime Hospitality Corp. 1995
                     Non-Employee Director Stock Option Plan
                         Homegate Hospitality, Inc. 1996
                            Long-Term Incentive Plan
                            (Full title of the plans)

                             Joseph Bernadino, Esq.
                        Senior Vice President, Secretary
                               and General Counsel
                             Prime Hospitality Corp.
                                700 Route 46 East
                           Fairfield, New Jersey 07004
                                 (973) 882-1010
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                              William N. Dye, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                 Proposed        Proposed
Title of                         maximum         maximum
securities        Amount         offering        aggregate        Amount of
to be             to be regis-   price           offering         registration
registered        tered (1)      per share (2)   price (2)        fee

--------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per share   2,384,431      $17.9375        $42,770,731.06   $12,617.37

(1) This Registration Statement covers the 1,895,000 additional shares authorized to be issued under the Prime Hospitality Corp. 1995 Employee Stock Option Plan, the 100,000 additional shares authorized to be issued under the Prime Hospitality Corp. 1995 Non-Employee Director Stock Option Plan, and 389,431 shares authorized to be issued pursuant to the exercise of outstanding options under the Homegate Hospitality, Inc. 1996 Long-Term Incentive Plan (collectively, the "Plans").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").



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                                     PART I

                            INFORMATION NOT REQUIRED
                          IN THE REGISTRATION STATEMENT

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents, filed with the Securities and Exchange Commission (the "Commission") by Prime Hospitality Corp., a Delaware corporation (the "Company"), are incorporated herein by reference:

                (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, pursuant to the Exchange Act;

                (c) The Company's Current Reports on Form 8-K, filed on July 25, 1997, December 16, 1997 and December 24, 1997, pursuant to the Exchange Act; and

                (d) The description of the common stock of the Company, $0.01 par value per share (the "Common Stock") included in the Company's Application for Registration on Form 8-A, dated June 5, 1992, as amended by the Company's Amendments to Application or report on Form 8, dated July 9, 1992 and December 23, 1992, respectively, pursuant to the Exchange Act.

               In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

                                       2

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Item 4.        DESCRIPTION OF SECURITIES

               Inapplicable

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher, is a non-employee director of the Company and is the beneficial owner of 85,000 shares of Common Stock. Mr. Nusbaum will participate in the Prime Hospitality Corp. 1995 Non-Employee Director Stock Option Plan to the same degree as other non-employee directors of the Company.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

                                       3

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               In accordance with Section 145 of the DGCL, Article 8 of the
Company's Restated Certificate of Incorporation (the "Restated Certificate") and the Company's Restated By-Laws (the "By-Laws") provide that the Company shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by the Restated Certificate and the Restated By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any other contract or agreement between the Company and any officer, director, employee or agent of the Company. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Company) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Company upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Subparagraph (d) of Article 8 of the Restated Certificate provides that neither the amendment or repeal of, nor the adoption of any provision inconsistent with, the above-referenced provisions of the Restated Certificate shall eliminate or reduce the effect of such provisions in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions if any such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted. Subparagraph (e) of Article 8 of the Restated Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the


                                       4

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personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Inapplicable

Item 8.        EXHIBITS

Exhibit No.
-----------

4.1 Specimen certificate for shares of the Common Stock, (incorporated by reference to the Company's Exchange Act Registration Statement on Form 8-A, Registration
               No. 1-6869, dated June 5, 1992, Exhibit 1(a)).

4.2 Copy of the Company's Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to the Company's amendment to its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed on Form 10-Q/A on May 1, 1996,
               Exhibit 3.A).

4.3 Copy of the Company's Restated By-Laws (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, Exhibit 3(f)).

5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the validity of the shares being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24             Power of Attorney (reference is made to the signature page).

Item 9.        UNDERTAKINGS

        1.     The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


                                       5
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        (iii)        to include any material information with respect to the
                     plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       6

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on the 9th day of January, 1998.



                             PRIME HOSPITALITY CORP.



                             By: /s/ David A. Simon
                                 ------------------
                                 David A. Simon
                                 Chairman of the Board
                                 President and Chief
                                 Executive Officer


                                       7
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               Each of the undersigned officers and directors of the Company hereby constitutes and appoints Joseph Bernadino his true and lawful attorney-in-fact, in any and all capacities, with full power of substitution, to sign any further amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature            Title                               Date
        ---------            -----                               ----



/s/ David A. Simon       Chairman of the Board,              January 9, 1998
------------------       President and Chief
David A. Simon           Executive Officer
                         (principal executive
                         officer)



/s/ John M. Elwood       Chief Financial Officer,            January 9, 1998
------------------       Executive Vice President
John M. Elwood           and Director (principal
                         financial officer and
                         principal accounting officer)


------------------       Director                            January __, 1998
Herbert Lust, II



------------------       Director                            January __, 1998
Jack H. Nusbaum



/s/ Allen J. Ostroff     Director                            January 9, 1998
--------------------
Allen J. Ostroff



/s/ Howard M. Lorber     Director                            January 8, 1998
--------------------
Howard M. Lorber



/s/ A.F. Petrocelli      Director                            January 9, 1998
-------------------
A.F. Petrocelli

                                       8

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                                INDEX TO EXHIBITS



Exhibit No.
-----------

   5                  Opinion of Willkie Farr & Gallagher,
                      counsel to the Company, as to the
                      validity of the shares being
                      registered.

  23.1                Consent of Arthur Andersen LLP.

  23.2                Consent of Willkie Farr & Gallagher (contained in Exhibit
                      5).

  24 Power of Attorney (reference is made to the signature page).